UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under § 240.14a-12

VARONIS SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

This Schedule 14A filing consists of communications relating to the Agreement and Plan of Merger, dated October 15, 2026, by and among Varonis Systems, Inc., a Delaware corporation (the “Company”), Proofpoint, Inc., a Delaware corporation (“Parent”), and Vail Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent.

The following Partner FAQ was made available to the Company’s partners on October 19, 2026.

Partner FAQ

Varonis Joining Proofpoint

Overview

●	On October 15, 2026, Varonis announced an agreement to combine with Proofpoint, creating a comprehensive data, AI, and collaboration security platform.

●	As you may know, Proofpoint is a partner to millions of organizations in stopping threats, securing data, and building resilience across people and AI workflows, including over 80 members of the Fortune 100 and over 14,000 large enterprises.

●	They share our commitment to protecting the organizations and people who trust us to secure their most sensitive assets.

●	While we are excited about today's news, it is just the first step in the process. For now, nothing changes. Until the combination closes as expected in the first half of 2027, both Varonis and Proofpoint will continue to operate as two separate and independent companies.

●	Please make sure you have access to our Partner Portal and are subscribed to receive emails from us as we will continue to communicate updates with you as soon as we can.

●	Our team remains committed to your success and we look forward to continuing to partner with you.

Partner FAQ

1.	What does the announcement mean for our partnership?

●	This announcement does not change our relationship or how we work with you.

●	You will continue to work with the same teams, and our existing agreements and go–to–market programs will proceed as planned.

●	Looking ahead, we are excited about what this news means for Varonis and our partner ecosystem. With the Proofpoint combination, we expect to be positioned to offer even more value.

2.	Are there any changes to existing partner agreements, pricing or go–to–market programs?

●	No. All existing contracts and service levels remain in place.

3.	When will Varonis and Proofpoint's platforms be integrated, and what should we expect during that process?

●	This announcement is just the first step of the process, and it is too early for us to contemplate how we will integrate with Proofpoint.

●	Until the combination closes as expected in the first half of 2027, both Varonis and Proofpoint will continue to operate as two separate and independent companies.

●	Please make sure you have access to our Partner Portal and are subscribed to receive emails from us as we will continue to communicate updates with you as soon as we can.

4.	Who should partners contact with questions?

●	Please reach out to your usual Varonis representative.

Resources

●	Varonis joining Proofpoint – Blog

●	Announcement Press Release

Forward-Looking Statements

This communication contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Varonis Systems, Inc.’s (the “Company”) expectations or beliefs concerning future events, including the timing of the proposed transactions contemplated by the Agreement and Plan of Merger, dated October 15, 2026 (the “Merger Agreement”), by and among the Company, Proofpoint, Inc. (“Parent”) and Vail Merger Sub, Inc. (“Merger Sub”) and other information relating to the proposed transactions contemplated by the Merger Agreement (the “Transaction”). Forward-looking statements include information concerning possible or assumed future results of operations of the Company, the expected completion and timing of the proposed Transaction and other information relating to the proposed Transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “may,” “will,” “could,” “would,” “assuming” and similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, the Company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future performance and involve certain risks, uncertainties and other factors beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in the forward-looking statements: (i) the risk that the Transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the common stock of the Company, (ii) the failure to satisfy the conditions to the consummation of the Transaction, including the adoption of the Merger Agreement by the stockholders of the Company and the receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the risk that the Merger Agreement may be terminated in circumstances that require the Company to pay a termination fee; (v) the effect of the announcement or pendency of the Transaction on the Company’s business relationships, operating results and business generally, including the Company’s ability to attract, integrate, develop, manage, retain and motivate qualified employees and senior leaders as a result of such effects, (vi) risks that the proposed Transaction disrupts current plans and operations, (vii) risks related to diverting management’s attention from the Company’s ongoing business operations, (viii) the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement or the Transaction, (ix) unexpected costs, charges or expenses resulting from the proposed Transaction, (x) the ability to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the proposed Transaction; (xi) the impact of adverse macroeconomic or labor market conditions, including the impacts of inflation and effects of geopolitical instability, (xii) risks caused by delays in upturns or downturns being reflected in the Company’s financial position and results of operations, (xiii) uncertainty as to timing of completion of the proposed Transaction, and (xiv) other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, the Company’s subsequent Quarterly Reports on Form 10-Q, and in other reports and filings with the SEC. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. The Company cautions you that the important factors referenced above may not contain all of the factors that are important to you. In addition, the Company cannot assure you that the Company will realize the results or developments expected or anticipated or, even if substantially realized, that they will result in the consequences or affect the Company or the Company’s operations in the way the Company expects. The forward-looking statements included in this communication are made only as of the date hereof. Except as required by applicable law or regulation, the Company does not undertake to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information About the Acquisition and Where to Find It

This communication is being made in respect of the proposed Transaction involving the Company, Parent, and Merger Sub. The Company expects to seek and intends to file with the SEC a proxy statement and other relevant documents in connection with a special meeting of the Company’s stockholders for purposes of obtaining stockholder approval of the proposed Transaction. The Company may also file other relevant documents with the SEC regarding the proposed Transaction. This communication is not a substitute for the proxy statement or any other document that the Company may file with the SEC. The definitive proxy statement (when available) will be sent or given to the stockholders of the Company and will contain important information about the proposed Transaction and related matters. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC BY THE COMPANY, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors will be able to obtain a free copy of the proxy statement and other documents containing important information about the Company and the proposed Transaction, once such documents are filed by the Company with the SEC at the SEC’s website at www.sec.gov or from the Company at its website at https://ir.varonis.com.

Participants in the Solicitation

The Company, and certain of its directors and executive officers, may be deemed to be participants in the solicitation of proxies in connection with the proposed Transaction. Information about the Company’s directors and executive officers is set forth in (i) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including under the headings “Item 10. Directors, Executive Officers and Corporate Governance”, “Item 11. Executive Compensation”, “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” and “Item 13. Certain Relationships and Related Transactions, and Director Independence”, which was filed with the SEC on February 4, 2026, (ii) the Company’s Definitive Proxy Statement for its 2026 annual meeting of stockholders, which was filed with the SEC on April 17, 2026, under the headings “Information Regarding the Board of Directors and Corporate Governance”, “Director Compensation”, “Executive Officers”, “Compensation Discussion and Analysis”, “Executive Compensation”, “Security Ownership of Certain Beneficial Owners and Management”, and “Transactions with Related Persons”, (iii) in the supplemental information regarding the participants’ holdings of Company securities that can be found in SEC filings on Statements of Change in Ownership on Form 4 filed with the SEC on June 2, 2026 (available here) for Dov Gottlieb; on May 22, 2026 (available here) for Guy Melamed; on May 1, 2026 (available here) for Carlos Aued; on May 1, 2026 (available here) for Kevin Comolli; on May 1, 2026 (available here) for John J. Gavin, Jr.; on May 1, 2026 (available here) for Gili Iohan; on May 1, 2026 (available here) for Avrohom J. Kess; on May 1, 2026 (available here) for Ohad Korkus; on May 1, 2026 (available here) for Thomas Mendoza; on May 1, 2026 (available here) for Rachel Prishkolnik; on May 1, 2026 (available here) for Ofer Segev; and on May 1, 2026 (available here) for Fred van den Bosch, (iv) the Company’s Current Reports on Form 8-K, which were filed on April 28, 2026, June 2, 2026 and July 28, 2026, (v) the Company’s Quarterly Reports on Form 10-Q which were filed on April 29, 2026 and July 29, 2026, and (vi) in subsequently filed Statements of Change in Ownership on Form 4, Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be set forth in the Company’s definitive proxy statement and other relevant materials to be filed with the SEC regarding the proposed Transaction when such materials become available. Investors should read the proxy statement carefully when it becomes available. Copies of the documents filed with the SEC by the Company will be available free of charge through the website maintained by the SEC at sec.gov and the Company’s website at https://ir.varonis.com.

No Offer

No person has commenced soliciting proxies in connection with the proposed Transaction referenced in this communication, and this communication is neither an offer to purchase nor a solicitation of an offer to sell securities.

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